Calculation of Filing Fee Tables
S-1
OFA Group
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, par value $0.001 per share	Other	3,000,000	$ 0.23	$ 690,000.00	0.0001381	$ 95.29
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 690,000.00		$ 95.29
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 95.29
Offering Note
[1]	Represents up to 3,000,000 Class A Ordinary Shares issuable to Atsion Opportunity Fund LLC - Series 1, pursuant to the Amendment No. 1 to the Conditional Waiver of Covenant dated June 4, 2026. Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares on The Nasdaq Stock Market LLC on June 3, 2026 ($0.23 per share), in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act").

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Equity	Ordinary Shares, par value $0.001 per share	23,000,000	$ 32,200,000.00	F-1	333-289618	03/20/2026
2	Equity	Ordinary Shares, par value $0.001 per share	35,000,000	$ 23,275,000.00	F-1	333-292529	03/23/2026
Prospectus Note
[1]	No registration fee is payable in connection with the securities previously registered on a registration statement on Form F-1 (File No. 333-289618) and From F-1 (File No. 333-292529), which was declared effective on March 20, 2026 (the "Prior ELOC Registration Statement") because such securities are being transferred from the Prior ELOC Registration pursuant to Rule 429(b) under the Securities Act. See "Statement Pursuant to Rule 429" in this registration statement.

[2]	No registration fee is payable in connection with the securities previously registered on a registration statement on From F-1 (File No. 333-292529), which was declared effective on March 23, 2026 (the "Prior PIPE Registration Statement") because such securities are being transferred from the Prior PIPE Registration pursuant to Rule 429(b) under the Securities Act. See "Statement Pursuant to Rule 429" in this registration statement.